Exhibit 10.55

Fountain Fund 2 LP	Master Lease Number MLA-F2-2009-TX-001-01 Fountain Fund 2 LP — (“Lessor”) 50 California Street, Suite 3330, San Francisco, California 94117 415-683-1442 FAX: 415-276-4172

Lessee:	CareView Communications, Inc. a Texas corporation and CareView Communications, Inc. a Nevada corporation.

Address:

405 State Highway 121 Bypass, Suite B-240, Lewisville, TX 75067

This is a MASTER LEASE AGREEMENT (herein called “Lease”). Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the items of tangible and/or intangible property (collectively called “Equipment” and individually called “Item”) described on any Lease Schedule(s) (“Schedule”) now or in the future annexed hereto and made a part hereof, subject to the terms and conditions set forth herein and therein. Each Schedule annexed hereto incorporates the terms of this Lease and is independent and enforceable as a separate transaction. For purposes of this Lease, a “Hospital Schedule” means Equipment on any Schedule that Lessee installs in one or a group of affiliated hospitals pursuant to one contract with such hospital or group of affiliated hospitals. A single Schedule may be divided into one or more Sub-Schedules or may grow from one or more Sub-Schedules such as Schedule 1A, Schedule 1B, Schedule 1C, and so on.

1. QUIET ENJOYMENT. So long as Lessee is not in default hereunder, Lessor shall not disturb Lessee’s quiet enjoyment of the Equipment, subject to the terms and conditions of this Lease.

2. NO WARRANTIES AND UNIFORM COMMERCIAL CODE ACKNOWLEDGMENT. Lessee acknowledges that Lessor is not the manufacturer, vendor, developer, distributor, publisher or licensor (for purposes of this Lease, all of which are called “Manufacturer,” both collectively and individually) of the Equipment. Lessee further acknowledges and agrees that LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PURPOSE, CONDITION, DESIGN, CAPACITY, SUITABILITY OR PERFORMANCE OF ANY OF THE EQUIPMENT, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT THERETO, IT BEING AGREED THAT THE EQUIPMENT IS LEASED “AS IS.” LESSEE REPRESENTS THAT ALL ITEMS OF EQUIPMENT ARE OF A SIZE, DESIGN AND CAPACITY SELECTED BY IT, AND THAT IT IS SATISFIED THE SAME ARE SUITABLE FOR LESSEE’S PURPOSES. Lessor assigns to Lessee any and all Manufacturer warranties, to the extent assignable, for the term of the Lease. Lessor shall have no liability to Lessee or anyone claiming through Lessee for the breach of any such warranty or for any claim, loss, damage or expense of any kind or nature resulting, directly or indirectly, from the delivery, installation, use, operation, performance, or lack or inadequacy thereof, of any Item of Equipment. This Lease is a “Finance Lease” as defined in, and for the purpose only of, Division 10 of the California Commercial Code and not necessarily for any accounting or other purpose. Lessee acknowledges that Lessor has informed or advised Lessee, either previously or by this Lease, of the following: (i) the identity of the “Supplier,” unless Lessee has selected the Supplier, (ii) that Lessee may have rights under the “Supply Contract” and (iii) that Lessee may contact the Supplier for a description of any such rights. (The terms “Finance Lease,” “Supplier” and “Supply Contract” as used herein have the meanings ascribed to them under Division 10 of the California Commercial Code.)

3. TERM. All Equipment shall be delivered or made available to Lessee for its inspection and acceptance for leases hereunder. Upon acceptance of any Item or Items of Equipment, Lessee shall execute promptly and deliver to Lessor a Certificate of Acceptance for such Equipment substantially in the form attached hereto. Each Certificate of Acceptance shall be dated the date such Equipment passes Lessee's incoming inspection, and acceptance of such Equipment shall occur as of the date of execution of the Certificate of Acceptance. If the Equipment fails to pass Lessee's incoming inspection, then Lessee shall deliver to the Lessor a certificate of rejection describing any defect or proper objection to the type or condition of the Equipment. If Lessee fails to execute and deliver a Certificate of Acceptance or certificate of rejection to Lessor within thirty (30) days following

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Initials: Lessee/Lessor

the delivery of such Equipment, then, the Lessor may conclusively presume that such Equipment has been accepted unconditionally for lease hereunder as of the date of the Manufacturer's delivery certification, with the same force and effect as if Lessee had, on such date, executed a Certificate of Acceptance with respect thereto. Acceptance of an Item of Equipment also shall be presumed conclusively as of the date such Item of Equipment is placed in commercial use by Lessee. The “Commencement Date” for each Item shall be the day that the Item has accepted as set forth above. The “Base Term” as indicated on any Schedule shall be the period beginning on the first day of the calendar quarter following the Commencement Date (“Final Commencement Date”) of the Schedule and continuing for the number of months specified on the Schedule. This Lease with respect to any Schedule may be terminated as of the last day of the Base Term by Lessee in accordance with Section 6. Any termination notice given by Lessee shall stipulate the End of Term Option (as defined below) elected to be exercised by Lessee. Lessor may terminate any Schedule and this Lease immediately, without prior notice, upon the occurrence of a change of control event, in which more than 50% of the outstanding stock or substantially all of the assets of the Lessee are sold (whether by merger, stock sale, sale of assets or like transaction). In the event of a termination due to Lessee change of control, Lessor may, in addition to terminating the lease, demand all future lease payment and, in Lessor’s sole discretion, either the return of the equipment or payment of the Fair Market Value (as defined below) of the equipment (not to exceed fifteen percent of original lease amount) at the time of such change of control. The “Term” of each individual Schedule is hereby defined as the period beginning on the first Commencement Date that occurs with respect to all Items subject to the Schedule and continuing through the Base Term and all Extension Terms (as defined below), if any. Each Schedule now or in the future annexed hereto shall be deemed to incorporate therein these specific terms and conditions and shall have an independent Term.

4. RENT. The monthly rent as shown on each Schedule for the Base Term shall be due and payable by Lessee in the amount of the monthly rent multiplied by the number of months in the billing cycle indicated on the respective Schedule (one month in a monthly billing cycle, three in a quarterly cycle, six in a biannual cycle, etc.) on the first day of the Base Term and on the first day of each billing cycle thereafter, for the remainder of the Term. For Items having a Commencement Date prior to the first day of the Base Term, rent shall be due on a pro rata basis only in the amount of one-thirtieth of the Item’s proportional monthly rent for each day from the Item’s Commencement Date until, but not including, the first day of the Base Term and, together with any advance rent or security deposit (which shall be non-interest bearing) specified on a Schedule, shall be payable by Lessee ten days after receipt of invoice from Lessor or upon a date chosen by both parties in advance. If any rental or other amounts payable hereunder are not paid within five days of their due date then Lessee shall pay to Lessor upon demand “Delinquency Charges” which shall equal interest compounded monthly at the rate of eighteen percent per annum (or the highest rate allowable by law, whichever is less) on the delinquent balance from the date due until the date paid, plus a monthly administrative fee of one and one half percent of the cumulative delinquent balance to offset Lessor’s collection and accounting costs. Any deposit paid by Lessee to Lessor shall be refundable if the Schedule is not accepted by Lessor. THIS IS A NET LEASE AND LESSEE’S OBLIGATION TO PAY ALL RENTAL CHARGES AND OTHER AMOUNTS DUE HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL UNDER ALL CIRCUMSTANCES AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, DEFENSE, COUNTERCLAIM, SETOFF, RECOUPMENT OR REDUCTION FOR ANY REASON WHATSOEVER EXCEPT AS OTHERWISE PROVIDED HEREIN, IT BEING THE EXPRESS INTENT OF LESSOR AND LESSEE THAT ALL RENTAL AND OTHER AMOUNTS PAYABLE BY LESSEE HEREUNDER SHALL BE AND CONTINUE TO BE PAYABLE IN ALL EVENTS. LESSEE HEREBY WAIVES ALL RIGHTS IT MAY HAVE TO REJECT OR CANCEL THIS LEASE, TO REVOKE ACCEPTANCE OF ANY OF THE EQUIPMENT, AND/OR TO GRANT A SECURITY INTEREST IN ANY OF THE EQUIPMENT FOR ANY REASON EXCEPT AS REQUIRED HEREIN.

5. USE, MAINTENANCE AND LOCATION. Lessee at its own expense shall properly use the Equipment, keep the Equipment in good working order, repair and condition, comply with all Manufacturer’s instructions as to use and operation, and comply with all applicable laws, rules, regulations or orders of any governmental agency with respect to the use, operation, maintenance, care, storage or location of the Equipment. During the Term, Lessee shall keep in force the standard maintenance agreement with the Manufacturer, or such other qualified party, including qualified self-maintenance by Lessee, as is reasonably acceptable to Lessor, that will ensure that: the Equipment is maintained to all current specifications; all repairs, adjustments and replacements are properly made; and subject to Lessee’s commercially reasonable discretion, all relevant upgrades, enhancements and changes that are available from time to time from the Manufacturer are made to the Equipment. Lessee shall provide Lessor with locations of all Equipment upon request to Lessee and shall provide such report no less

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Initials: Lessee/Lessor

frequently than once a year on the anniversary date of this Lease. Lessee shall pay all costs associated with the delivery, installation, use, and relocation of the Equipment. If Lessor requests, Lessee shall affix in a prominent place labels or tags to the Equipment stating that the Equipment is owned by Lessor. Lessee shall permit Lessor to inspect the Equipment at mutually agreeable times as reasonably determined by both parties. If Lessee is more than 30 days delinquent on a lease payment, then Lessor or Lessor’s agent may inspect the Equipment, and Lessee shall be responsible for Lessor’s out of pocket travel expenses or the costs of a hired agent to inspect the Equipment on behalf of the Lessor.

6. END OF TERM OPTIONS. At the expiration of the Base Term of any Schedule, the Lessee may exercise any of the following options, as described in more detail below (the “End of Term Options”) by giving Lessor at least six months, but not more than twelve months, written notice prior to the expiration of the Base Term of the End of Term Option it elects: (i) purchase the Equipment subject to the applicable Schedule (the “Purchase Option” and, the amount thereof, the “Purchase Option Amount”), (ii) extend or renew the Lease for the Equipment subject to the Schedule (the “Renewal Option”), or (iii) return the Equipment to the Lessor (the “Return Option”); provided, that notwithstanding anything herein to the contrary, once Lessee has elected one of the End of Term Options for the first Schedule whose Base Term expires, Lessee shall thereafter be required to elect the same End of Term Option for all subsequent Schedules whose Base Term thereafter expires, unless Lessor, in its sole discretion, agrees otherwise. If Lessee fails to elect any of the End of Term Options as required by this Section 6, then Lessor shall have the right at the end of the Base Term , in its sole discretion, to either cause Lessee to purchase the Equipment at “Fair Market Value” (as determined below) or to return the Equipment in accordance with the provisions of Section 6(c), and in either case, until Lessee has purchased the Equipment or complied with all of the requirements of Section 6(c), rent payment obligations on the Equipment will continue on a month-to-month basis at the monthly rent delineated on the Schedule. Notwithstanding the foregoing, (i) once an End of Term Option has been elected for Equipment subject to a Hospital Schedule, the same option shall apply to all Equipment subject to such Hospital Schedule; and (ii) if Lessee fails to timely elect an End of Term Option, Lessee will pay an amount equal to one-half the sum of (a) the then current monthly rental and (b) the monthly payment that would be in effect under the Renewal Option and will continue to pay such amount until it provides notice to Lessor of its End of Lease Option election.

a. PURCHASE OPTION. Lessee may purchase all but not less than all of the Equipment subject to any Schedule, provided Lessee is not in default and upon proper written notification to Lessor, as of the expiration of the Base Term of said Schedule. In the event Lessee timely notifies Lessor it elects to purchase the Equipment, the purchase price shall be the greater of (x) the specified Purchase Option Amount for such Schedule or (y) the “Fair Market Value” of the Equipment. For the purpose of this Lease, “Fair Market Value” is defined as the total cost(s) it would take to replace the Equipment on an in-place, installed basis, including all current cost(s) and expense(s) for the purchase, assembly, installation, delivery, freight, consulting, training, site preparation and any other services that would be required to render such Equipment fully installed, ready and acceptable for use by an end user as of the termination of the Term. If Lessor and Lessee cannot agree on the Fair Market Value, then the Fair Market Value shall be determined by the average of two Senior Appraisers accredited by the American Society of Appraisers, one chosen by Lessor and one by Lessee, both using the definition of Fair Market Value hereunder in determining their purchase price, the cost of which shall be borne by Lessee.

b. RENEWAL OPTION. Assuming no default has occurred, the Lessee may also elect to extend and renew the Lease for the Equipment beyond the completion of the Base Term, and subject to any Schedule, for an additional twelve (12) months by paying monthly rent as defined in the corresponding Schedule, or if no such amount is defined, then an amount equal to One Tenth (1/10) of the Fair Market Value. At the end of the Extension Term, Lessee may exercise the Return Option as described in Section 6(c), purchase the Equipment for Fair Market Value, or repeat this Renewal Option. If, at the end of the Extension Term, Lessee fails to elect to purchase the Equipment or exercise the Return Option, then the Lessee shall automatically be deemed to have elected to repeat this Renewal Option.

c. RETURN OF EQUIPMENT. If the Equipment is to be returned upon termination of the Term with respect to any Schedule or for any other reason, Lessee shall immediately discontinue all use of the Equipment and at its own cost, de-install, pack and ship the Equipment to a location(s) within the United States, all in accordance with instructions provided by Lessor. In the case of Equipment which is software, Lessee will also certify in a written form acceptable to Lessor that: (i) all tangible embodiments of the software have been delivered

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Initials: Lessee/Lessor

to Lessor; (ii) Lessee has not retained the software in any form; (iii) Lessee will not use the software after termination; and (iv) Lessee has not received from Manufacturer anything of value relating to or in exchange for Lessee’s use, rental or possession of the software during the duration of the Lease (including a trade-in, substitution or upgrade allowance). Notwithstanding the foregoing, in the case of software developed by or for Lessee that does not constitute a derivative work of software that is a part of the Equipment as delivered to Lessee (“Lessee Proprietary Software”), ownership of the Lessee Proprietary Software shall remain vested in Lessee and Lessee hereby grants to Lessor a perpetual, fully paid-up, irrevocable license (with the right to sublicense) to use, copy, and modify the Lessee Proprietary Software in connection with the use, sale or lease of the Equipment. Upon return of the Equipment, Lessee shall take all actions necessary to ensure that the Equipment will be eligible for the standard Manufacturer Maintenance Contract and shall pay all fees, charges and expenses for maintenance certification or recertification by the Manufacturer and for any and all costs for repair or replacement of any damaged Equipment. Until Lessee has complied with all of the requirements of this Section, rent payment obligations will continue on a month-to-month basis at the monthly rent delineated on the Schedule. Lessee shall allow Lessor to inspect, at Lessee’s cost, all of Lessee’s locations to ensure compliance hereunder. If requested by Lessor, Lessee shall store the Equipment at its place of business for up to 90 days prior to return, at Lessee’s risk and expense. If Lessee elects to return the Equipment, a restocking fee equal to five percent (5%) of Lessor’s cost of the Equipment will be due and payable on or before the first day of the month following the end of the Lease.

7. EXCLUSIVITY. Lessee shall lease equipment only from Lessor until Lessee has leased a minimum of $2 million of Equipment hereunder, unless Lessor waives in writing such restriction. Until December 15, 2011, Lessee shall offer to Lessor or its assigns the right to match any bona fide commitment to lease to, or finance equipment for, Lessee. Lessee shall notify Lessor of all equipment purchase orders or equipment quotes exceeding $25,000 and any proposal, offer or term sheet relating to financing or leasing of equipment shall be disclosed to Lessor. Such terms shall be treated by Lessor as confidential information of Lessee’s.

8. TITLE; PERSONAL PROPERTY. Except as otherwise provided in this Lease or any Schedule, title to the Equipment shall remain in Lessor. Lessee shall at all times keep the Equipment free and clear of all liens, claims, levies, and legal processes, and shall at its expense protect and defend Lessor’s title and/or license rights in the Equipment. In the event any of the Equipment is software governed by, or dependent upon a software license, Lessee shall keep said license current for the entire Term and, to the extent the license allows title to the software to pass to licensee, such title shall vest and remain in Lessor. Lessee acknowledges that the license to use the software is being provided by the Manufacturer solely because of payments made by Lessor and in consideration therefor Lessor has obtained Lessee’s interest in the License. Lessee hereby agrees and does hereby appoint Lessor or its assigns its true and lawful attorney-in-fact to prepare financing statements or other instruments Lessor deems necessary, and authorizes Lessor to cause this Lease or other instruments in Lessor’s determination to be filed or recorded at Lessee’s expense in order to protect Lessor’s interest in the Equipment, and grants Lessor the right to execute and deliver such instruments for and on behalf of Lessee. If requested by Lessor, then Lessee agrees to execute and deliver any such instruments and agrees to pay or reimburse Lessor for any searches, filings, recordings, inspections, fees, taxes or any other costs incurred as necessary to protect Lessor’s interest in the Equipment. Lessee also authorizes Lessor to insert on any Schedule and on related supplemental lease documentation information commonly determined after execution by Lessee such as: serial numbers and other Equipment identification data, Equipment locations, Commencement Dates, and Final Commencement Date. Lessee shall take all steps necessary to ensure that the Equipment is and remains personal property.

9. ALTERATIONS. Lessee shall make no alterations, modifications, attachments, improvements, enhancements, revisions or additions to any of the Equipment that degrades the quality or usability of the Equipment (collectively called “Alterations”), without Lessor’s prior written consent. All Alterations that are made shall become part of the Equipment and shall be the property of Lessor. Equipment which is software other than Lessee Proprietary Software shall include all updates, revisions, upgrades, new versions, enhancements, modifications, derivative works, maintenance fixes, translations, adaptations and copies of the foregoing or of the original version of the software whether obtained from the Manufacturer or from any source whatsoever, and references in this Lease to software will be interpreted as references to any and all of the foregoing.

10. TAXES. Lessee shall pay all fees, assessments and taxes (except for income taxes based solely on Lessor’s net income assessed by the U.S. Internal Revenue Service and/or any State of the United States of America), including but not limited to, sales, use, property, excise, intangibles, single business, stamp, documentary

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and any other costs imposed by any authority, with respect to the use, delivery, rental/lease, possession, purchase, ownership or sale of the Equipment and shall at its own cost and expense keep the Equipment free and clear of all levies, liens or encumbrances arising therefrom. Lessee shall file all required personal property tax returns relating to the Equipment. In the event Lessor files appropriate property tax returns or other reports, Lessee shall upon demand immediately reimburse Lessor for all amounts paid by Lessor, plus processing costs.

11. LOSS OR DAMAGE. Unless caused by the gross negligence of Lessor, Lessee shall bear the entire risk of loss, damage, theft, destruction, confiscation, requisition, inoperability, erasure or incapacity, for or from any cause whatsoever, of any or all Items during the period the Equipment is in transit to or from, or in the possession of, Lessee (“Event of Loss”) and shall hold Lessor harmless against same. Immediately upon its discovery, Lessee shall fully inform Lessor of an Event of Loss. Except as provided herein, no Event of Loss shall relieve Lessee of any obligation hereunder, and all Schedules shall remain in full force and effect without any abatement or interruption of rent. In an Event of Loss, Lessee at its option provided no event of default has occurred hereunder, shall: (a) continue to timely make all rental payments and pay all other amounts due under the Lease and, within a commercially expedient time frame, place the Equipment in good working order, repair and condition, or replace the affected Equipment with identical equipment with documentation creating clear title thereto in Lessor; or (b) terminate the Lease with respect to the affected Schedule by paying to Lessor within thirty days the “Casualty Value” which is defined as the sum of: (i) the present value of the unpaid balance of the aggregate rent reserved under the related Schedule calculated using a discount rate of the then-current 1 year U.S. Treasury Rate, plus (ii) all accrued but unpaid rentals, taxes, Delinquency Charges, penalties, interest and all or any other sums then due and owing under the related Schedule, plus (iii) the amount of any applicable end of Term purchase option or other end of Term payment or, in the absence thereof, the Fair Market Value of the Equipment.

12. INSURANCE. Lessee, at its expense, or the hospital in which Equipment is installed shall provide and maintain in full force and effect at all times that this Lease is in force such casualty, property damage, comprehensive public liability and other insurance in sufficient amount to satisfy all future amounts required in the lease schedule with such companies as shall be satisfactory to Lessor. All such insurance shall provide that it may not be canceled or materially altered without at least thirty days prior written notice to Lessor, shall name Lessor as additional insured and loss payee, and shall not be rescinded, impaired or invalidated by any act or neglect of Lessee.

13. INDEMNITY. Lessee shall indemnify, defend, protect, save and hold harmless Lessor, its employees, officers, directors, agents, assigns and successors from and against any and all claims, actions, costs, expenses (including reasonable attorneys’ fees and expenses), damages (including any interruption of service, loss of business or other consequential damages), liabilities, penalties, losses, obligations, injuries, demands and liens (including any of the foregoing arising or imposed under the doctrines of “strict liability” or “product liability”) of any kind or nature arising out of, connected with, relating to or resulting from the manufacture, purchase, sale, lease, ownership, installation, location, maintenance, operation, condition (including latent and other defects, whether or not discoverable), selection, delivery, return, or any accident in connection therewith, of any Item or Items of Equipment, or by operation of law (including any claim for patent, trademark or copyright infringement), regardless of where, how or by whom operated. The provisions of this paragraph shall survive termination or expiration of this Lease.

14. REPRESENTATION AND WARRANTIES. With respect to this Lease and each Schedule now or in the future annexed hereto, Lessee hereby represents, warrants and covenants that: (i) the execution, delivery and performance hereof and thereof have been duly authorized by Lessee and, if required, its stockholders; (ii) the individuals executing such have been duly authorized by Lessee to do so; (iii) the execution and/or performance thereof will not result in any default under, or breach of, any judgment, order, law or regulation applicable to Lessee, or of any provision of Lessee’s articles of incorporation, bylaws, or any agreement to which Lessee is a party, or result in the creation of any Lien or encumbrance upon the property of Lessee (other than as expressly set forth in this Lease); (iv) this Lease creates a legal, valid and binding obligation of Lessee enforceable against Lessee in accordance with its terms; (v) there are no pending or, to the knowledge of Lessee, threatened actions or proceedings before any court or administrative agency to which Lessee is or would be a party or otherwise affected; (vi) all financial statements and other information submitted by Lessee herewith or at any other time are true and correct; and (vii) Lessee has disclosed to Lessor all material facts relating to its business operations and prospects and has not omitted to state any facts that would make the facts disclosed materially misleading.

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Initials: Lessee/Lessor

15. ASSIGNMENT. Lessee hereby agrees and acknowledges that Lessor may without notice to Lessee, assign all or any part of Lessor’s rights, title and interest in and to this Lease, any Schedule, the Equipment and any of the rentals or other sums payable hereunder, to any assignee (“Assignee”) provided any such assignment shall be made subject to the rights of Lessee herein and shall not be made to a direct competitor of Lessee. Lessee hereby acknowledges that any such assignment does not change the duties of, nor the burden of risk imposed on the Lessee and that Lessee shall not look to Assignee to perform any of Lessor’s obligations hereunder and shall not assert against Assignee any defense, counterclaim or setoff it may have against Lessor. Lessee agrees that after receipt of written notice from Lessor of any such assignment Lessee shall pay, if directed by Lessor, any assigned rental and other sums payable hereunder directly to Assignee and will execute and deliver to Assignee such documents as Assignee may reasonably request in order to confirm the interest of Assignee in this Lease. WITHOUT LESSOR’S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT ASSIGN, TRANSFER, ENCUMBER, SUBLET OR SELL THIS LEASE, ANY SCHEDULE, ANY OF THE EQUIPMENT, OR ANY OF ITS INTEREST THEREIN, IN ANY FORM OR MANNER.

16. FURTHER ASSURANCES; FINANCIAL REPORTING. Upon Lessor’s request, Lessee, promptly and at its expense, shall execute and/or deliver such documents, instruments and/or assurances, and shall take such further action, as Lessor deems prudent in order to establish and/or protect the rights, interests and remedies of Lessor, and for the confirmation, assignment and/or perfection of this Lease and any Schedule hereto, and for the assurance of performance of Lessee’s obligations hereunder; such as (but not limited to): a secretary’s certificate certifying the authority of the person(s) signing, and/or the resolutions authorizing, this Lease and/or any Schedule; delivery and/or acceptance certificates; insurance certificates; an opinion of Lessee’s counsel; financial and other credit information as reasonably requested by Lessor; intercreditor agreements; subordinations; and a landlord/mortgagee waiver of rights and interests in the Equipment. If Lessee fails to complete when due any such requested item, Lessor; at its sole discretion and notwithstanding the provisions of Section 3 above, may elect to delay the Final Commencement Date of the affected Schedule until any or all such requested items are completed. Until duly executed by an authorized officer of Lessor, Lessee agrees that this Lease and any Schedule executed by Lessee shall constitute an offer by Lessee to enter into the Lease with Lessor. So long as there are amounts due Lessor under this Lease, Lessee will provide Lessor with (i) a complete set of unaudited financial statements on a monthly basis, (ii) a complete set of audited financial statements within 120 days after the end of each fiscal year of Lessee, and (iii) at Lessor’s request, twelve (12) month forward-looking cash operating plans on a annual basis. Lessor reserves the right to request detailed schedules of assets and liabilities, and other financial schedules, customer lists and billing reports and Lessee shall comply reasonably with such requests. At the request of Lessor, Lessee will schedule occasional telephone calls with Lessor to update Lessor on the progress of Lessee’s business. Such calls may be quarterly in frequency. Lessee shall provide, and keep on file with Lessor at all times, current copies of (x) all agreements, documents or instruments evidencing indebtedness of any kind in excess of $100,000 owed to any individual or entity other than Lessor that are entered into after the effective date of this Lease, (y) any other agreement, document or instrument pursuant to which such indebtedness was created, secured or guaranteed, and (z) any other agreement, document or instrument which imposes on Lessee a financial covenant of any kind (the agreements, documents and instruments described in clauses (x), (y) and (z), the “Material Agreements”). Lessee shall promptly notify Lessor of any material adverse change in its financial condition or business prospects. In addition, Lessee will disclose to Lessor any potential merger, acquisition, sale of securities, debt incurred, contracts, rights, intellectual property issues, licenses and development, any joint venture or agreement to finance, pledge or sell hospital contracts, any potential change of control, the creation of any subsidiary or any investment in another company, all to the extent disclosed to Lessee's Board of Directors.

17. DEFAULT. The occurrence of any of the following shall constitute an event of default hereunder (“Event of Default”): (a) Lessee fails to pay when due any installment of rent or any other amount due hereunder and such failure continues for a period of 10 days after such due date; (b) any financial or other information or any representation or warranty given to Lessor herein or in connection herewith (including information provided by or on behalf of any Guarantor), proves to be materially false or materially misleading; (c) Lessee assigns, transfers, encumbers, sublets or sells this Lease, any Schedule, any of the Equipment, or any of its interest therein, in any form or manner, without Lessor’s prior written consent; (d) Lessee fails to observe or perform any other material covenant, condition or obligation to be observed or performed by it under this Lease and such failure continues for a period of 15 days after receipt of written notice thereof; (e) any transaction or series of transactions that results in an ownership change of 50 percent or more of the equity interests of Lessee or any Guarantor of this Lease if the financial position of the Lessee is materially adversely effected after the completion of such transaction; (f) Lessee

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Initials: Lessee/Lessor

or any Guarantor of this Lease consolidates with or merges into, or sells or leases 50 percent or more of its assets to any individual, corporation, or other entity if the overall value of the surviving entity is substantially less than the value of Lessee prior to the consolidation, merger, sale or lease; (g) an event of default as defined in the Security Agreement (as defined below); (h) Lessee, or any Guarantor of this Lease, ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its insolvency, files a voluntary petition in bankruptcy, is adjudicated bankrupt or insolvent, files a petition seeking for itself any reorganization, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or files an answer admitting the material allegations of a petition filed against it in any such proceedings, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of any substantial part of its assets, or if its shareholders take any action looking to its dissolution or liquidation; (i) within 60 days after the commencement of any proceeding against Lessee or any Guarantor of this Lease, seeking reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within 60 days after the appointment without Lessee’s consent or acquiescence of any trustee, receiver or liquidator of it or of any substantial part of its assets, such appointment shall not be vacated; or (j) Lessee defaults under any of its obligations under any of its Material Agreements or any other agreements, documents or instruments evidencing indebtedness of Lessee of any kind, and such default, either in Lessor’s judgment materially affects Lessee’s ability to perform its obligations under this Lease or causes or permits the holder of any such indebtedness created thereunder to cause the same to be due prior to its stated maturity (whether or not such default is waived by the holder thereof).

18. REMEDIES. If an Event of Default shall occur, Lessor may, in addition to all available remedies it may have at law or in equity do any or all of the following: (a) enforce performance by Lessee of the applicable covenants of this Lease and recover damages for the breach thereof; (b) by written notice to Lessee, terminate this Lease and/or all or any Schedules hereto and Lessee's rights hereunder and/or thereunder; (c) personally or by its agents enter the premises where any of the Equipment is located and take immediate possession of the Equipment without court order or other process of law, but in compliance with the law, and free from all claims by Lessee; (d) upon fifteen (15) days advance written notice, nullify any end of Term purchase or renewal option; and/or (e) recover as damages all unpaid amounts then due and owing including applicable late charges, plus accelerate and declare to be immediately due and payable the unpaid balance of the aggregate rent (discounted to present value using the then-current 1-year U.S. Treasury Rate) and other sums reserved hereunder plus the Fair Market Value of the Equipment, without any presentment, demand, protest or further notice (all of which are expressly waived by Lessee). In the event Lessor repossesses any of the Equipment, Lessor may sell, lease or otherwise dispose of said Equipment in such manner, at such times, and upon such terms as Lessor may reasonably determine. If Lessor does repossess and sell the Equipment, the proceeds thereof shall be applied in the following order to: (i) all costs and expenses (including attorneys’ fees) of such disposition; (ii) the unpaid accrued rentals, taxes, fees, delinquency charges interest and all or any other sums due and owing; (iii) the unpaid accelerated rentals; and (iv) the Fair Market Value of the Equipment. Any excess proceeds shall be remitted to Lessee. If Lessor re-leases the Equipment, the re-lease rentals received for the period through the end of the original Base Term of the Lease shall be first applied as described in (i), (ii), (iii) and (iv), above, with any excess to be remitted to the Lessee. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of the Lease or of any Schedule unless Lessor so notifies Lessee in writing. All remedies of Lessor shall be deemed cumulative and may be exercised concurrently or separately. The waiver by Lessor of any breach of any obligation of Lessee shall not be deemed a waiver of a breach of any other obligation or of any future breach of the same obligation. The subsequent acceptance of rental payments hereunder by Lessor shall not be deemed a waiver of any prior or existing breach by Lessee regardless of Lessor’s knowledge of such breach. If any Schedule is deemed at any time to be a lease intended as security, Lessee grants Lessor a security interest in the Equipment to secure its obligations under this Lease and all other indebtedness at any time owing by Lessee to Lessor. Lessee agrees that upon the occurrence of an Event of Default, in addition to all of the other rights and remedies available to Lessor hereunder, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

19. PERFORMANCE OF LESSEE’S OBLIGATIONS BY LESSOR. If Lessee fails to perform any of its obligations hereunder, Lessor shall have the right upon notice to Lessee, but shall not be obligated, to perform the same for the account of Lessee without thereby waiving Lessee’s default. Any amount paid and any expense, penalty or other liability incurred by Lessor in such performance shall become due and payable by Lessee to Lessor upon demand.

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20. PURCHASE AGREEMENTS. In the event any of the Equipment is subject to any acquisition or purchase agreement (“Acquisition Agreement”) between Lessee and the Manufacturer, then Lessee, as part of this Lease when approved by Lessor, transfers and assigns to Lessor any and all of Lessee’s rights, title and interest (excepting that which is inherent to or granted by this Lease), but none of its obligations (except Lessee’s obligation to pay for the Equipment, which Lessor shall do after Lessee’s acceptance of the Equipment, provided all documentation required by Lessor has been completed and that Lessor’s approval remains valid), in and to the Acquisition Agreement(s) and the subject Equipment. IN THE EVENT LESSEE ISSUES A PURCHASE ORDER TO LESSOR WITH RESPECT TO THIS LEASE, ANY SCHEDULE, OR ANY OF THE EQUIPMENT, IT IS AGREED THAT ANY SUCH PURCHASE ORDER IS FOR LESSEE’S INTERNAL PURPOSES ONLY AND THAT NONE OF ITS TERMS AND CONDITIONS SHALL MODIFY THIS LEASE OR ANY RELATED DOCUMENTATION, OR AFFECT EITHER PARTIES’ RESPONSIBILITIES AS SET FORTH IN THIS LEASE.

21. NOTICES. All notices hereunder shall be in writing and shall be given by personal delivery or sent by certified mail, return receipt requested, or reputable overnight courier service, postage/expense prepaid, to the address of the other party as set forth herein or to any later address last known to the sender. All notices to Lessor must be executed by an authorized officer of Lessee to be effective. Notice shall be effective upon signed receipt or other evidence of delivery

22. APPLICABLE LAW / ARBITRATION. The parties agree that any action brought to enforce any of the terms, or to recover for any breach, whether based in tort, contract or otherwise, relating to or arising out of this Lease (collectively, “Lease Disputes”) will be submitted to the San Francisco County, California, office of JAMS/Endispute LLC (“JAMS”), for a trial of all issues of law and fact conducted by a retired judge or justice from the panel of JAMS, appointed pursuant to a general reference under California Code of Civil Procedure, Section 638(1) (or any amendment, addition or successor section thereto) unless Lessor or its assignee selects an alternative forum. If the parties are unable to agree on a member of the JAMS panel, then one shall be appointed by the presiding Judge of the California Superior court for the County of San Francisco. In the event that JAMS in the County of San Francisco ceases to exist, then the parties agree that all Lease Disputes will be filed and conducted in the appropriate court having jurisdiction in the County of San Francisco , unless Lessor or its assignee selects an alternative forum. Lessee agrees to submit to the personal jurisdiction of the appropriate California Court for all Lease Disputes. LESSEE WAIVES ITS RIGHTS TO A JURY TRIAL IN ANY ACTION ARISING OUT OF OR RELATING TO THIS LEASE. The prevailing party in any Lease Disputes is entitled to recover from the other party reasonable attorneys’ fees, expenses and costs, including all JAMS related costs and costs of collection (including judgment enforcement and collection costs). This Lease has been entered into and shall be performed in California and, therefore, this Lease shall be construed in accordance with and shall be governed by, the internal substantive laws of the State of California (exclusive of principles of conflict of laws).

23. GENERAL; TRANSACTION COSTS; PAYMENTS. TIME IS OF THE ESSENCE OF THIS LEASE AND THE RELATED SCHEDULES. Neither this Lease nor any Schedule shall bind Lessor in any manner, and no obligation of Lessor shall arise until the respective instrument is duly executed by an authorized officer of Lessor. If more than one Lessee is named in this Lease or there is a Guarantor of this Lease, the liability of each shall be joint and several. This Lease and each Schedule shall inure to the benefit of and be binding upon Lessor, Lessee and their respective successors except as expressly provided for herein. All representations, warranties, indemnities and covenants contained herein, or in any document now or at any other time delivered in connection herewith, which by their nature would continue beyond the termination or expiration of this Lease, shall continue in full force and effect and shall survive the termination or expiration of this Lease. Each party agrees to keep confidential and not to disclose to any third party, except as required by law or any public securities regulatory agency or to enforce rights and remedies hereunder, any information designated as confidential by the other party. Lessee will reimburse Lessor for all reasonable costs related to this transaction, including search and UCC filing fees, recording fees, shipping costs, due diligence costs and appraisal fees (if applicable) and legal costs. Any expenses in excess of $2,500 will be approved by Lessee by email in its good faith reasonable discretion. Lessee agrees that it will take all steps necessary to either enable Lessor to ACH debit Lessee’s bank account for all payments due under this lease and or will establish and authorize regular ACH transfers from Lessee’s primary checking account to that of Lessors for monthly lease payments, whichever is preferred by Lessor at Lessor’s sole discretion. In the event that Lessor holds a security deposit pledged by Lessee under this Lease and the Lessor files a voluntary petition in bankruptcy, such security deposit monies will be applied to any amounts then owed to Lessor by Lessee.

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24. ENTIRE AGREEMENT. THIS LEASE AND THE SECURITY AGREEMENT, TOGETHER WITH ALL DULY EXECUTED SCHEDULES, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN LESSEE AND LESSOR WITH RESPECT TO THE EQUIPMENT AND SHALL SUPERSEDE ANY AND ALL PRIOR PROPOSALS, NEGOTIATIONS AND/OR OTHER COMMUNICATIONS, ORAL OR WRITTEN. NO MODIFICATION TO THIS AGREEMENT SHALL BE EFFECTIVE UNLESS MADE IN WRITING AND DULY EXECUTED BY LESSEE AND AN AUTHORIZED OFFICER OF LESSOR. NO ORAL OR WRITTEN GUARANTY, PROMISE, CONDITION, REPRESENTATION OR WARRANTY SHALL BE BINDING UNLESS MADE A PART OF THIS LEASE BY DULY EXECUTED ADDENDUM. UNLESS SPECIFIED OTHERWISE, IN THE EVENT ANY SUCH DULY EXECUTED MODIFICATION IS ATTACHED TO AND MADE A PART OF ANY SPECIFIC SCHEDULE, THE TERMS AND CONDITIONS OF SUCH MODIFICATION SHALL APPLY ONLY TO THAT SPECIFIC SCHEDULE AND SHALL NOT APPLY TO ANY OTHER SCHEDULE. NO MODIFICATION TO THIS LEASE SHALL BE EFFECTIVE UNLESS IN WRITING AND SIGNED BY LESSEE AND AN AUTHORIZED OFFICER OF LESSOR.

25. SECURITY AGREEMENT. To secure all of Lessee’s obligations hereunder, Lessor and Lessee have entered into one or more security agreements, pursuant to which Lessee has granted to Lessor a first priority lien on all of the collateral described in the applicable security agreement (each, individually and collectively, the “Security Agreement”).

Lessee: CareView Communications, Inc. a Texas corporation		Lessor: Fountain Fund 2 LP
By: Fountain Financial Partners, LLC its general partner
Signature:	/s/ Steve Johnson	By:	/s/ H. Thomas Carter
Name:	Steve Johnson	Signature:
Title: President		Name: H. Thomas Carter
Date Offered: January 29, 2010		Title: Manager
Date Accepted:

CareView Communications, Inc. a Nevada corporation

Signature:	/s/ Steve Johnson
Name: Steve Johnson
Title: President
Date Offered: January 29, 2010

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